SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 7, 2007
FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)

300 High Street Hamilton, Ohio (Address of principal executive offices)	45011 (Zip Code)
Registrant’s telephone number, including area code: (513) 979-5782
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Form 8-K	First Financial Bancorp.
Item 7.01  Regulation FD Disclosure.
First Financial (OH) Statutory Trust I (“Statutory Trust I”), a wholly-owned subsidiary of the registrant, First Financial Bancorp. (the “Company”), will redeem all of its floating rate trust preferred securities. The Company notified the trustee, US Bank National Association of the redemption on August 7, 2007. The Company currently expects to fund the redemption from its general corporate reserves.
Statutory Trust I will redeem all $10.3 million of its Floating Rate Junior Subordinated Debt Securities due 2032 (the “Securities”) on September 26, 2007 (the “Redemption Date”). The redemption price will be 100% of the principal amount redeemed, plus all accrued and unpaid interest as of the Redemption Date. Interest on the securities will cease to accrue on the Redemption Date. US Bank National Association, as Institutional Trustee of Statutory Trust I, will notify holders of the Securities of the redemption on or about August 24, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.
By:	/s/ J. Franklin Hall
J. Franklin Hall
Executive Vice President and Chief Financial Officer

Date: August 9, 2007